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                                                                     EXHIBIT 5.1

KPMG LLP
Chartered Accountants

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Miramar Mining Corporation


We consent to the use of our audit reports dated March 1, 2006, on the consolidated balance sheets of Miramar Mining Corporation as at December 31, 2005 and 2004, and the related consolidated statements of operations and deficit and cash flows for the years then ended, on the related supplemental note entitled "Reconciliation with United States Generally Accepted Accounting Principles", and on the related supplemental note entitled "Reconciliation with United States Generally Accepted Accounting Principles - Item 18", all incorporated by reference in this registration statement on Amendment No. 3 to Form F-10 and to the reference to our firm under the heading "Interest of Experts" in the short form prospectus included in the registration statement on Amendment No. 3 to Form F-10.


/s/ KPMG LLP


Vancouver, Canada
July 5, 2006